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                                                                     EXHIBIT 2.3



                                    AMENDMENT
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT

            THIS AMENDMENT, dated July 23, 1997 (the "Amendment") to the Preferred Stock Purchase Agreement, dated July 14, 1997 (the "Agreement"), by and among Digital Generation Systems, Inc. (the "Company") and the purchasers listed on Exhibit A thereto (the "Purchasers"), is entered into by and among the Company and the Purchasers (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement).

                              W I T N E S S E T H :

            WHEREAS, in order to comply with rules of the NASDAQ Stock Market in connection with the issuance of more than 20% of the outstanding shares of the Company, the Company may need to obtain shareholder approval at a meeting of the shareholders of the Company ("Shareholders' Approval") in order to issue 100% of the shares of Common Stock and Series A Preferred Stock necessary to consummate the Acquisition and the transactions contemplated by the Agreement; and

            WHEREAS, the Company and the Purchasers desire to amend the Agreement to allow for a two-step closing of the Purchase: first, the sale of that number of shares permitted under the NASDAQ Stock Market rules; second, the sale of the remaining shares after the Shareholders' Approval, if such Shareholders' Approval is necessary.

            NOW, THEREFORE, in consideration of the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follow:

            1.    Amendment to the Agreement.  Acting in accordance with
Section 14 of the Agreement, the undersigned hereby consent to the following amendments to the Agreement.

                  (a) Clause (a) of Section 1.1 is deleted in its entirety and the following is inserted in lieu thereof:

             "1.1. The Purchase. (a) At the Initial Closing and the Subsequent Closing (as both terms are defined in Section 1.2(a)), each Purchaser shall, severally and not jointly, purchase from the Company and the Company shall sell to each Purchaser, the number of shares of Series A Preferred Stock set forth opposite such Purchaser's name on Exhibit A -1 and Exhibit A-2, respectively (collectively, the "Purchases") at the purchase

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price set forth opposite such name on each exhibit. Subject to Section 1.1(b), the aggregate purchase price to be paid by the Purchasers for the Series A Preferred Stock purchased by them hereunder is as set forth on Exhibit A-1 and A-2, as the case may be, as Total Purchase Price (the "Purchase Price"), of which (i) the Purchase Price less 14% shall be paid to an account or accounts designated by the Company not less than three business days prior to the Initial Closing or the Subsequent Closing, as the case may be, and (ii) 14% of the Purchase Price (the "Escrow Amount") shall be paid to an escrow agent (the "Escrow Agent") mutually acceptable to the Company and the Pequot Entities (as defined below) to be held in a Escrow Account (the "Escrow Account") and disbursed by the Escrow Agent pursuant to Section 1.4 hereto and the terms of an escrow agreement in a form mutually satisfactory to the Company, the Pequot Entities and the Escrow Agent (the "Escrow Agreement") and including the terms set forth in Exhibit B."

                  (b) The parenthetical in the second sentence of Section 1.1(b) is deleted and the third sentence of Section 1.1(b) is deleted.

                  (c) References to "the Closing" in clause (b) of Section 1.1 is deleted and "the Initial Closing or the Subsequent Closing, as the case may be," is inserted in lieu thereof.

                  (d) References to "Exhibit A" in clause (c) of Section 1.1 is deleted and "Exhibit A-1 or Exhibit A-2, as the case may be," inserted in lieu thereof.

                  (e) Section 1.2 is deleted in its entirety and the following is inserted in lieu thereof:

             "1.2. The Closing. (a) (i) The closing of the purchase of the shares of Series A Preferred Stock identified on Exhibit A-1 (the "Initial Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004 at 9:00 a.m. on July 21, 1997 or on such other date as shall be mutually agreed by the Company and the Purchasers (the "Initial Closing Date"); provided, however, that the Initial closing shall be held simultaneously with or subsequent to the closing of the Acquisition and simultaneously with the repayment of the bridge loans provided by Pequot Partners Fund, L.P. and Kleiner, Perkins, Caufield & Byers (the "Lenders") in the amounts of $3,000,000 and $3,000,000, respectively, (the "Notes") (by wire transfer to an account designated by each of the Lenders) and
(ii) the closing of the purchase of the shares of Series A Preferred Stock identified on Exhibit A-2 (the "Subsequent Closing") shall take place at the location referred to in (i) above one day after the Shareholders' Approval or until such time as the parties hereto mutually agree such Shareholders' Approval is not necessary (the "Subsequent Closing Date").



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                  (b) At each of the Initial Closing and the Subsequent Closing, the Company shall deliver to each Purchaser a certificate or certificates representing the shares of Series A Preferred Stock purchased by such Purchaser, registered in the name of such Purchaser or its nominee. Delivery of such certificates to a Purchaser shall be made against receipt at the Initial Closing or the Subsequent Closing, as the case may be, by the Company from such Purchaser of the purchase price therefor, which shall be paid by wire transfer to an account designated at least one business day prior to the Initial Closing or the Subsequent Closing, as the case may be, by the Company."

                  (f) Reference to "the Closing" in clause (a) to Section 1.3 is deleted and "the Initial Closing or the Subsequent Closing, as the case may be," is inserted in lieu thereof.

                  (g) References to "Closing" or "Closing Date" in clauses
(b)(i), (iv), (viii), (ix) and (xii) of Section 1.3 shall be immediately preceded by the word "Initial."

                  (h) Reference to "contemporaneously close" in clause (b) (ii) of Section 1.3 is deleted and "have closed" is inserted in lieu thereof.

                  (i) Clause (b) (iii) is deleted in its entirety and the following is inserted in lieu thereof:

                         (iii) The Company and the Purchasers shall have entered
            into the Registration Rights Agreement in the form of Exhibit D hereto (the "Registration Rights Agreement" and all other contracts, agreements, schedules, certificates and other documents (including, but not limited to, the Certificate of Designation (as defined below), the Escrow Agreement, the Voting Agreement and the Amendment) being delivered pursuant to or in connection with this Agreement by any party hereto at or prior to the Initial Closing, the "Ancillary Documents").

                  (j)   The following shall be inserted immediately after
Section 1.3(b):

                  "(c) The obligations of the Purchasers to consummate the transactions contemplated hereby at the Subsequent Closing is subject to the satisfaction or waiver of the following conditions:

                         (i)  The Initial Closing shall have occurred.

                         (ii) The Shareholders' Approval, if necessary, shall
            have taken place.



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                         (iii) The Common Stock to be issued upon conversion of
            the Series A Preferred Stock sold in the Subsequent Closing shall have been approved for quotation in the NASDAQ Stock Market, subject to official notice of issuance.

                  (k) References in Sections 2, 4.3, 4.7 and 4.8 to "Closing or Closing Date" shall be immediately preceded by the word "Initial."

                  (l)   The following is inserted immediately after Section
4.10:

            "4.11 Proxy Statement. (a) If the NASDAQ Stock Market so requires, as promptly as practicable after the execution of this Amendment, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Shareholders' Approval, if necessary (together with any amendments thereof or supplements thereto, the "Proxy Statement") and shall mail the Proxy Statement to its stockholders as promptly as practicable. The Proxy Statement shall include the recommendation of the Board of Directors and the Company in favor of the Transactions; provided, however that if an alternative method of shareholder approval is approved by the NASDAQ Stock Market, the Company shall use the same diligence referred to above in fulfilling its reporting obligations.

            The Company shall promptly prepare and submit to the NASDAQ Stock Market a listing application covering the shares of Common Stock issuable in the Transaction, and shall use its reasonable best efforts to obtain approval for the listing of such Common Stock before the closing.

            (b) The information in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and at (ii) the time of each of the Stockholders' Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to Company or its Subsidiary, or their respective officers or directors, should be discovered by Company which should be set forth in an amendment or a supplement of the Proxy Statement, the Company shall promptly transmit such amendment or supplement to the stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.



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            4.12 Stockholders' Meeting. If the NASDAQ Stock Market so requires, the Company shall call and hold a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of the issuance of the shares underlying the Transactions and the Company shall use its best efforts to hold the Stockholders' Meeting as soon as practicable; provided, however, that if such meeting is not required by the NASDAQ Stock Market in order to list the shares on the NASDAQ Stock Market, such Stockholders' Meeting need not be held. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Transactions, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by California law, to obtain such approvals, unless otherwise necessary under the applicable fiduciary duties of the respective directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel)."

                  (m) Reference to "Closing" in Sections 6 and 10 is immediately preceded by "Initial."

                  (n) The dollar amount of $50,000 in the proviso in clause (b) of Section 7 is deleted and $75,000 is inserted in lieu thereof.

                  (o) Exhibit A is deleted in its entirety and Exhibits A-1 and A-2 (attached hereto) are inserted in lieu thereof.

                  (p) The representations and warranties set forth in Section 2 shall be considered without reference to the effect of the closing of the Acquisition.

            2. Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the transactions contemplated hereby.

            3. Effect of Amendment. Upon effectiveness of this Amendment, on or after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.



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            5.    Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    THE COMPANY:

                                    DIGITAL GENERATION SYSTEMS, INC.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    PURCHASERS:

                                    PEQUOT PRIVATE EQUITY FUND, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    PEQUOT PARTNERS FUND, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    PEQUOT INTERNATIONAL FUND, INC.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    GE CAPITAL INFORMATION TECHNOLOGY
                                    SOLUTIONS


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TECHNOLOGY CROSSOVER VENTURES, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TECHNOLOGY CROSSOVER VENTURES, C.V.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TCV II, V.O.F.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TECHNOLOGY CROSSOVER VENTURES II, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TCV II (Q), L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TCV II STRATEGIC PARTNERS, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    TECHNOLOGY CROSSOVER VENTURES II, C.V.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    INTEGRAL CAPITAL PARTNERS III, L.P.


                                    By:______________________________________
                                       Name:
                                       Title:

                                    INTEGRAL CAPITAL PARTNERS INTERNATIONAL
                                    III, L.P.


                                    By:______________________________________
                                       Name:
                                       Title: